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                                                                 EXHIBIT 4.16

                         COMMON STOCK PURCHASE AGREEMENT

     This Common Stock Purchase Agreement (this "AGREEMENT" ) is made as of this 28th day of April, 2000 by and between American Bio Medica Corporation, a New York corporation (the "COMPANY"), and Seaside Partners, L.P., a Delaware limited partnership (the "INVESTOR").

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   PURCHASE AND SALE OF CONVERTIBLE PREFERRED STOCK.


          1.1 Investment by the Investor. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company will issue and sell to the Investor, and the Investor will purchase from the Company, an aggregate of 1,408,450 common shares, par value $0.01 per share, of the Company (the "COMMON STOCK") at a purchase price per share equal to $1.42 (the "CLOSING PRICE"), for an aggregate purchase price of $2,000,000 (the "INVESTMENT AMOUNT"). The Common Stock, together with the Warrants and the Warrant Shares (each as defined below) are collectively referred to as the "SECURITIES".

          1.2 Closing. The purchase and sale of the Common Stock (the "CLOSING") shall take place at the offices of Buchanan Ingersoll Professional Corporation, 650 College Road East, Princeton, New Jersey 08540 at 10:00 a.m. on April 28, 2000, or such other date as the parties may mutually agree (the "CLOSING DATE").

          1.3 Use of Proceeds. The Company will use the proceeds from the sale of the Common Stock solely for the purposes set forth on SCHEDULE 1.


     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor, except as disclosed on the Schedule of Exceptions attached hereto as SCHEDULE 2, such disclosures specifically identifying the subsection of this SECTION 2 that they modify, as follows:

          2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted. The Company has all requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify could have a material adverse effect on its business, properties, operations, earnings, assets, liabilities, condition (financial or otherwise) or prospects (collectively, "CONDITION").

          2.2  Capitalization.

               (a) After giving effect to the transactions contemplated by this Agreement, and immediately after the Closing, the capital stock of the Company, as authorized by its Certificate of Incorporation, will consist of: (i) an aggregate of 5,000,000 authorized 8% Series D Convertible Preferred Shares, $0.01 par value (the "SERIES D STOCK"), no shares of


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which shares are issued and outstanding; (ii) an aggregate of 30,000,000 authorized common shares, par value $0.01 per share, of which (A) 18,045,548 shares will be validly issued and outstanding, (B) 1,263,142 shares will be reserved for future issuance to key employees, non-employee directors and consultants of the Company under the Company's Fiscal 1997 Non-Statutory Stock Option Plan; (C) 985,000 shares will be reserved for future issuance to key employees, non-employee directors and consultants of the Company under the Company's Fiscal 1998 Non-Statutory Stock Option Plan; (D) 1,000,000 shares will be reserved for future issuance to key employees, non-employee directors and consultants of the Company under the Company's Fiscal 2000 Non-Statutory Stock Option Plan; (E) 250,000 shares will be reserved for future issuance to Dr. Steiner under that certain Consulting Agreement dated December 31, 1999 between Dr. Steiner and the Company; (F) up to 2,134,016 shares (the "WARRANT SHARES") will be reserved for issuance upon exercise of the Warrants (as defined below) and (G) 309,342 shares will be reserved for future issuance upon exercise of certain other outstanding warrants. The rights, privileges and preferences of the Series D Stock and the Common Stock are as stated in the Company's Certificate of Incorporation.

               (b) Except for Common Stock reserved for issuance as described in SECTION 2.2(a), as of the Closing, the Company will not (i) have outstanding any capital stock or other securities convertible into or exchangeable for any shares of its capital stock and, except as otherwise contained in the Certificate of Incorporation or pursuant to the terms of any of the Purchase Documents (as defined in SECTION 2.3), no person will have any right to subscribe for or to purchase (including conversion or preemptive rights), or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, any calls, commitments or other claims of any character relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock of the Company; (ii) have any capital stock, equity interests or other securities reserved for issuance for any purpose; or (iii) be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in the preceding clause (i). All of the issued and outstanding shares of Common Stock and Series D Stock have been duly and validly issued and are fully paid and nonassessable and all of the shares of Conversion Stock and the Warrant Shares, when issued as contemplated hereby, will be validly issued, fully paid and nonassessable. To the best knowledge of the Company, there are no agreements among the Company's stockholders with respect to the voting or transfer of the Company's capital stock, other than the agreements contained herein. SCHEDULE 3 attached hereto includes a complete and correct list of the name of each of the Company's current or former officers, directors, employees or Persons that beneficially own in excess of 5.0% of the outstanding equity interest of the Company (each, a "PRINCIPAL OWNER") and the number of shares of Common Stock owned by each such Principal Owner as of the Closing Date.

          2.3 Authority; Execution and Delivery; Requisite Consents; Nonviolation. The Company has, and as of the Closing will have, all requisite power and authority to execute, deliver and perform this Agreement and each other document or instrument executed by it, or any of its officers, in connection herewith or therewith or pursuant hereto or thereto (this Agreement, together with all of the foregoing documents and instruments, are sometimes collectively referred to herein as the "PURCHASE DOCUMENTS"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other



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Purchase Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Company. This Agreement and each of the other Purchase Documents that has been executed as of the date hereof are, and each of the Purchase Documents will be as of the Closing, duly executed and delivered by the Company and the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity. The execution, delivery and performance of this Agreement and the other Purchase Documents, the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the offer, sale and delivery by the Company of the Securities) will not: (a) require the consent, license, permit, waiver, approval, authorization or other action of, by or with respect to, or registration, declaration or filing with, any court or governmental authority, department, commission, board, bureau, agency or instrumentality, domestic or foreign ("GOVERNMENTAL AUTHORITY") or any other individual, partnership, corporation, unincorporated organization or association, limited liability company, trust or other entity (collectively, a "PERSON"); (b) violate or conflict with any provision of the Certificate of Incorporation or the By-laws of the Company, complete and correct copies of which have been provided to counsel to the Investor; or (c) constitute a default (with or without the giving of notice or lapse of time or both) under, violate or conflict with, or give rise to a right of termination, cancellation or acceleration or to a loss of a material benefit under any Law (as defined in SECTION 2.6), Permit (as defined in SECTION 2.6), Order (as defined in SECTION 2.5), or contract, agreement, arrangement or understanding, written or oral, to which the Company is or hereafter may be a party to or by which the Company or its properties are or hereafter may be bound.

          2.4 Subsidiaries. The Company has no subsidiaries and does not, and prior to the Closing will not, own or control, directly or indirectly, any partnership interests, stock or other equity interests in any partnership, corporation or other entity or any voting rights or right to control the policies and direction of any partnership, corporation or other entity.

          2.5 Litigation. There is no action, suit, proceeding, investigation or governmental approval process (collectively, "ACTIONS") pending or, to the best knowledge of the Company, threatened against it, or affecting any of its properties or assets (including, without limitation, any of its Permits) which individually or in the aggregate could have a material adverse effect on its Condition, nor is there any basis for any such Action. To the best knowledge of the Company, there is no Action against any of its directors, officers or employees in connection with its business which, in the event of an adverse judgment against any such Person, could have a material adverse effect on the Condition of the Company, nor is there any basis for any such Action. The foregoing includes, without limitation, any Action pending or, to the Company's best knowledge, threatened (or any basis therefor known to the Company) involving the prior employment of any employees of the Company, their use in connection with the business of the Company of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither the Company nor any of its assets or properties, nor, in connection with its business, to the Company's best knowledge, any of its stockholders, directors, officers or employees, is subject to any order, judgment, writ, injunction, decree, ruling or decision (collectively, an "ORDER") of any



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Governmental Authority which is material to the Condition of the Company. There is no Action by the Company currently pending or which the Company intends to initiate which is material to its Condition.

          2.6 Compliance with Laws; Permits. Assuming the accuracy of the representations made by the Investor pursuant to SECTION 3, the offer and sale of the Securities to the Investor will be in compliance with all applicable federal and state securities laws. The Company has not violated or failed to comply with, in any material respect, any statute, law, ordinance, rule, regulation or policy of any Governmental Authority (collectively, "LAWS") to which it or any of its properties or assets is subject. The Company has all permits, licenses, orders, certificates, authorizations and approvals of any Governmental Authority (collectively, the "PERMITS") that are material to the conduct of its business as presently conducted and as proposed to be conducted; all such Permits are, and as of the Closing will be, in full force and effect; no violations or notices of failure to comply have been issued or recorded in respect of any such Permits; and the Company has no knowledge of any reason why such Permits may be revoked or suspended. All applications, reports, notices and other documents required to be filed by the Company with all Governmental Authorities have been timely filed and are complete and correct in all material respects as filed or as amended prior to the date hereof. With respect to any required Permits, applications for which are either pending or contemplated to be made pursuant to the business strategy of the Company, the Company knows of no reason why such Permits should not be approved and granted by the appropriate Governmental Authority. Neither the Company nor, to the Company's best knowledge, any of its officers, employees or agents has made any illegal or improper payments to, or provided any illegal or improper inducement for, any governmental official or other Person in an attempt to influence any such Person to take or to refrain from taking any action relating to the Company.

          2.7 Absence of Certain Changes or Events. Since December 31, 1999, there has been no change in the Condition of the Company, except for changes in the ordinary course of business consistent with past practice which have not been, in the aggregate, materially adverse to the Company.

          2.8 Title to Assets. The Company has good and marketable title to all of its assets and properties, free and clear of any liens, pledges, security interests, claims, encumbrances or other restrictions of any kind (collectively, "LIENS"). With respect to any assets or properties it leases, the Company holds a valid and subsisting leasehold interest therein, free and clear of any Liens, is in compliance, in all material respects, with the terms of the applicable lease, and enjoys peaceful and undisturbed possession under such lease. All of the assets and properties of the Company that are material to the conduct of business as presently conducted or as proposed to be conducted by it are in good operating condition and repair, subject to ordinary wear and tear. The inventory of the Company is in good and marketable condition, does not and will not include any material quantity of items which are obsolete, damaged or slow moving, and is salable (or may be leased) in the normal course of business as currently conducted by it, at current applicable prices and within normal inventory "turn" experience.

          2.9 Contracts. True and correct copies of all contracts, agreements, notes, instruments, franchises, leases, licenses, commitments, arrangements or understanding, written or oral (collectively, "CONTRACTS") which are material to the Condition of the Company have been



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made available to the Investor. All of the Contracts are in full force and effect and constitute legal, valid and binding obligations of the Company and, to the best knowledge of the Company, the other parties thereto; the Company and, to the best knowledge of the Company, each other party thereto, has performed in all material respects all obligations required to be performed by it under the Contracts, and no material violation or default exists in respect thereof, nor any event that with notice or lapse of time, or both, would constitute a default thereof, on the part of the Company or, to the best knowledge of the Company, any other party thereto; none of the Contracts is currently being renegotiated; and the validity, effectiveness and continuation of all Contracts will not be materially adversely affected by the transactions contemplated by this Agreement.

          2.10 Intellectual Property. (a) (i) The Company owns, or has the right to use, all United States and foreign patents, trademarks, service marks, trade names, brand names, computer software and programs, franchises, technology, know-how and processes, and registered copyrights, and any applications for any of the foregoing (collectively, the "INTELLECTUAL PROPERTY") of any kind in which the Company has an interest or which is otherwise used in, or relates to its business. SCHEDULE 4 hereto contains a true, correct and complete list of all registered trademarks and service marks, all reserved trade names, all registered copyrights and all filed patent applications and issued patents that are used in the Company's business or are otherwise necessary for the conduct of its business as heretofore conducted and all licenses or agreements that in any way affect the rights of the Company to any of its Intellectual Property or any trade secret material (the "INTELLECTUAL PROPERTY LICENSES").

                    (ii) Subject to the limitations set forth in the Intellectual Property Licenses, the Company has all right, title and interest in all of the Intellectual Property, free and clear of all Liens. The Company owns or has the exclusive or non-exclusive right to use all Intellectual Property or trade secrets necessary to conduct its business as now being conducted or as proposed to be conducted. The Company owns or possesses sufficient licenses or other rights to use all Intellectual Property covered by its patents or patent applications necessary to conduct its business as now being conducted and as proposed to be conducted by the Company.

                    (iii) The Company has not disclosed, other than in the ordinary course of business and consistent with past practice and pursuant to the Intellectual Property Licenses, any proprietary information relating to the Intellectual Property or the Intellectual Property Licenses to any person other than the Investor and the previous investors in the Company. The Company has at all times maintained reasonable procedures to protect and has enforced all of its trade secrets. The Company has disclosed trade secrets to other Persons solely as required for the conduct of its business and solely under nondisclosure agreements that are enforceable by the Company. Other than pursuant to the Intellectual Property Licenses, the Company is not under any contractual or other obligation to disclose any proprietary information relating to the Intellectual Property, any trade secret material to the Company or the Intellectual Property Licenses, nor, to the best knowledge of the Company, is any other party to the Intellectual Property Licenses under any such obligation to disclose proprietary information included in or relating to the Intellectual Property, any trade secret material to the Company or the Intellectual Property Licenses to any Person, and no event has taken place, including the execution and delivery of this Agreement and the transactions contemplated hereby or any related change in the business activities of the Company, that would give rise to such obligation.



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                    (iv)  The consummation of the transactions contemplated
hereby will not alter, adversely affect or impair the rights of the Company to any of the Intellectual Property, any trade secret material to it, or under any of the Intellectual Property Licenses.

               (b)  (i)   No claim with respect to the Intellectual Property,
any trade secret material to the Company, or any Intellectual Property License which would adversely affect the ability of the Company to conduct its business as presently conducted and as proposed to be conducted is currently pending or, to the best knowledge of the Company, has been asserted, or overtly threatened by any Person, nor does the Company know of any grounds for any claim against the Company: (A) to the effect that any operation or activity of the Company presently occurring or contemplated, including, among other things, the manufacture, use or sale of any product, device, instrument, or other material made or used according to the patents or patent applications included in the Intellectual Property or Intellectual Property Licenses, infringes or misappropriates any United States or foreign copyright, patent, trademark, service mark or trade secret; (B) to the effect that any other Person infringes on the Intellectual Property or misappropriates any trade secret or know-how or other proprietary rights material to the Company; (C) challenging the ownership, validity or effectiveness of any of the Intellectual Property or trade secret material of the Company; or (D) challenging the license of the Company or other legally enforceable right under, any Intellectual Property or the Intellectual Property Licenses.

                    (ii) The Company is not aware of any presently existing United States or foreign patents or any patent applications which if issued as patents would be infringed by any activity contemplated by the Company.

               (c)  (i)   The United States and foreign patents and patent
applications owned by the Company listed in SCHEDULE 5 hereto (the "PATENTS AND APPLICATIONS") as part of the Intellectual Property have been properly prepared and filed on behalf of the Company as named therein and are being diligently pursued by the Company. The inventions described in the Patents and Applications are assigned or licensed to the Company and no other entity or individual has any right or claim in any of the inventions, Patents and Applications or any patents to be issued therefrom, except as set forth in the Intellectual Property Licenses. To the Company's best knowledge, there are no defects in any of the Patents and Applications that would cause any of them to be held invalid or unenforceable. All relevant prior art of which the Company is aware has been filed in the Patents and Applications.

                    (ii) The Company has delivered to the Investor all information in its possession or of which it has knowledge concerning the Patents and Applications and has no knowledge of any objection or proceeding, pending or threatened, that would affect the validity of any patent issued pursuant thereto. The Company has furnished to the Investor all prior art, of which it presently has knowledge, that may be material to the validity or enforceability of the patent claims being prosecuted in the Patents and Applications.

                    (iii) Except in connection with the prosecution of the patent applications listed in SCHEDULE 5 hereto, there are no pending judicial or governmental proceedings, including but not limited to interferences and oppositions, relating to any of the Patents and Applications or any other proprietary information to which the Company is a party or



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by which any property (including rights pursuant to licenses or options or other rights to acquire licenses) of the Company is subject, and no such proceedings are threatened or contemplated by Governmental Authorities or other Persons.

               (d) Nothing has come to the attention of the Company that has caused it to believe that this SECTION 2.10, as of the date hereof and as of the Closing, contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

          2.11 Insurance. The Company has in full force and effect all insurance policies as are sufficient for compliance with all requirements of Law and applicable agreements.

          2.12 Labor Union Activities; Employee Relations. No employee of the Company is represented by any labor union or covered by any collective bargaining agreement; nor, to the best knowledge of the Company, has any labor union sought to represent any of its employees of the Company. There is no strike or other labor dispute involving the Company pending, or to the best knowledge of the Company, threatened. To the best knowledge of the Company, no officer or key employee intends to terminate his employment with it. To the best knowledge of the Company, no officer or key employee of it is a party to or bound by any Contract, or subject to any restrictions (including, without limitation, any non-competition restriction), which would restrict the right of such person to participate in the affairs of the Company.

          2.13 ERISA. The Company does not maintain (nor has it ever maintained) nor does it have (nor has it ever had) any obligation under (including, without limitation, any obligation to contribute to) an employee benefit plan as described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          2.14 Taxes. All federal, state, city, county, local and foreign income, franchise, sales, use and value added tax returns and reports, and all other material tax returns and reports required to be filed by the Company in those or in any other jurisdiction (collectively, "RETURNS") have been timely filed. All such Returns are true, correct and complete in all material respects. All taxes, assessments, fees, interest, penalties and other charges with respect thereto (collectively, "TAXES") due or claimed to be due from the Company have been paid except to the extent reserved against on the Company's financial statements. No income tax return of the Company has been audited by the applicable Governmental Authority, and there are in effect no waivers of the applicable statute of limitations for Taxes in any jurisdiction for the Company for any period.

          2.15 Environmental Matters. The business, assets and properties of the Company are and have been operated and maintained in compliance with all applicable federal, state, city, county and local environmental protection laws and regulations (collectively, the "ENVIRONMENTAL LAWS"). No event has occurred which, with or without the giving of notice or the passage of time or both, would constitute non-compliance by the Company with, or a violation by the Company of, the Environmental Laws. The Company has not caused or permitted to exist, as a result of an intentional or unintentional act or omission, a disposal, discharge or release of solid wastes, pollutants or hazardous substances, on or from any site



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which currently is or formerly was owned, leased, occupied or used by it, except where such disposal, discharge or release was in compliance with the Environmental Laws.

          2.16 Books and Records. The books of account, ledgers and records of the Company accurately and completely reflect in all material respects all information relating to its business, the nature, acquisition, maintenance, location and collection of its assets, and the nature of all transactions giving rise to its obligations or accounts receivable. The minute books of the Company fully set forth all action taken by its Board of Directors, stockholders and, if any, executive committee (or other committee thereof).

          2.17 Transactions with Affiliates. Except for the loan from the Company to Stan Cipkowski reflected as "Due from Officers" on the Company's most recent balance sheet filed with the Securities and Exchange Commission (the "SEC"), the Company has not had any direct or indirect dealings with any Principal Owner or with any of such Principal Owner's Affiliates, associates or relatives and the Company has no obligation to or claim against any Principal Owner, or any of such Principal Owner's Affiliates, associates or relatives, and no such Person has any obligation to or claim against the Company. All products, services or benefits provided to the Company by any such Person, or provided by the Company to any such Person are provided at a charge equal to the fair market value of such products, services or benefits. No Principal Owner, nor to the Company's best knowledge any of such Principal Owner's Affiliates, associates or relatives, has any direct or indirect interest of any kind in any business or entity which is competitive with the Company. An "AFFILIATE" of a specified Person shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

          2.18 Registration Rights. Except for the registration rights granted to the Investor by this Agreement and the registration rights granted to the holders of outstanding Warrants, no Person has, and as of the Closing no Person shall have, demand, "piggy-back" or other rights to cause the Company to file any registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), relating to any of its securities or to participate in any such registration statement.

          2.19 No Brokers or Finders. Neither the Company nor any of its respective Affiliates has entered or will enter into any agreement pursuant to which the Company or the Investor will be liable, as a result of the transactions contemplated by this Agreement or any of the Purchase Documents, for any claim of any person for any commission, fee or other compensation as finder or broker and the Company agrees to indemnify the Investor for any liability resulting from any such agreement.

          2.20 Investment Company Act. The Company is not an "Investment Company" nor is the Company directly or indirectly controlled by or acting on behalf of any Person which is an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended.

          2.21 Business Plan. Any business information of the Company previously submitted to the Investor in any form, including the projections contained therein, was prepared by the senior management of the Company, is based on assumptions which are reasonable, and



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reflects management's best judgment based on present circumstances of the most likely set of conditions and courses of action and most likely financial condition and results of operations, for the period(s) reflected therein. The Company is not aware of any fact or condition which could reasonably be expected to result in the Company not achieving the results described in such business plan.

          2.22 Disclosure. In connection with the purchase of the Securities by the Investor as contemplated hereby, the Company has, to its knowledge, disclosed to the Investor all material facts and information concerning the Company, its Condition and the Securities, and has not, to its knowledge, made any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements contained herein or in any of the other Purchase Documents not misleading.

          2.23 SEC Documents. The Company has filed, pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), all SEC Documents (as defined below) required to be filed with respect to the business and operations of the Company under each of the Securities Act and Exchange Act, and the business and operations of the Company under each of the Securities Act and the Exchange Act, and the respective rules and regulations thereunder, and all of the SEC Documents complied in all material respects with all applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the appropriate act and the rules and regulations thereunder in effect on the date each such report was filed. At the respective dates they were filed, none of the SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the SEC Documents complied in all material respects with the applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto, have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position, results of operations and cash flows of the Company as of the dates and for the periods indicated therein, subject, in the case of the unaudited statements, to normal year-end adjustments and the absence of certain footnote disclosures. "SEC DOCUMENTS" means all material, forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed with respect to the business and operations of the Company under each of the Securities Act and the Exchange Act, and the respective rules and regulations thereunder.

     3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants to, and agrees with, the Company as follows:

          3.1 Organization. The Investor is, and as of the Closing will be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

          3.2 Authorization. The Investor has, and as of the Closing will have, all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and



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validly authorized by all necessary action on the part of the Investor. This
Agreement has been duly executed and delivered by the Investor and constitutes its legal, valid and binding obligation, enforceable against the Investor in accordance with its terms, except as its enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity.

          3.3 No Legal Bar; Conflicts. Neither the execution and delivery of this Agreement, nor the consummation by the Investor of the transactions contemplated hereby, violates any law, statute, ordinance, regulation, order, judgment or decree of any court or governmental agency applicable to the Investor, or violates, or conflicts with, any contract, commitment, agreement, understanding or arrangement of any kind to which the Investor is a party or by which the Investor is bound.

          3.4 No Litigation. No action, suit or proceeding against the Investor relating to the consummation of any of the transactions contemplated by this Agreement nor any governmental action against the Investor seeking to delay or enjoin any such transactions is pending or, to the Investor's knowledge, threatened.

          3.5 Investment Intent. The Investor (i) is an accredited investor within the meaning of Rule 501(a) under the Securities Act, (ii) is aware of the limits on resale imposed by virtue of the nature of the transactions contemplated by this Agreement and is aware that the certificates representing the Investor's respective ownership of Common Stock will bear related restrictive legends and (iii) except as otherwise set forth herein, is acquiring the shares of the Company hereunder without registration under the Securities Act in reliance on the exemption from registration contained in Section 4(2) of the Securities Act, for investment for its own account, and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such shares. The Investor has been given the opportunity to ask questions of, and receive answers from, the officers of the Company regarding the Company, its current and proposed business operations and the Common Stock, and the officers of the Company have made available to the Investor all documents and information that the Investor has requested relating to an investment in the Company. The Investor has been represented by competent legal counsel in connection with its purchase of the Common Stock and acknowledges that the Company has relied upon the Investor's representations in this SECTION 3 in offering and selling Common Stock to the Investor.

          3.6 No Brokers or Finders. Neither the Investor nor any of its respective Affiliates has entered or will enter into any agreement pursuant to which the Investor or the Company will be liable, as a result of the transactions contemplated by this Agreement or any of the Purchase Documents, for any claim of any person for any commission, fee or other compensation as finder or broker and the Investor agrees to indemnify the Company for any liability resulting from any such agreement.

          3.7 Economic Risk; Restricted Securities. The Investor recognizes that the investment in the Securities involves a number of significant risks. The foregoing, however, does not limit or modify the representations, warranties and agreements of the Company in SECTION 2 or the right of the Investor to rely thereon. The Investor is able to bear the economic risks of an investment in the Securities for an indefinite period of time, has no need for liquidity in such investment and, at the present time, can afford a complete loss of such investment.

     4. CONDITIONS TO THE INVESTOR'S OBLIGATION TO CLOSE. The obligation of the Investor to purchase the Securities to be purchased by it at the Closing is subject to the fulfillment, to the Investor's satisfaction, prior to or at the Closing, of each of the following conditions:

          4.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement and the other Purchase Documents shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date.

          4.2 Performance. The Company shall have performed and complied with all agreements and conditions required by this Agreement and the other Purchase Documents to be performed or complied with by it prior to or at the Closing.

          4.3 Stock Certificates. Etc. At the Closing, the Company shall have tendered to the Investor a certificate representing the Investor's shares of Common Stock, all in form and substance satisfactory to the Investor and sufficient to transfer to, and vest in, the Investor good and valid title to the Common Stock, free and clear of any Lien.

          4.4 Conduct of Business. The Company shall carry on its business diligently and shall not make or institute any unusual methods of management, accounting or operation, except as agreed to in writing by the Investor. All of the property of the Company shall be used, operated, repaired and maintained in a normal business manner consistent with past practice.

          4.5 Compliance With Laws. The Company will comply in all material respects with all laws and regulations which are applicable to it, its ownership of its assets or to the conduct of its business and will perform and comply in all material respects with all contracts, commitments and obligations by which it is bound.

          4.6 No Material Adverse Change. There shall not have occurred any material adverse change in the Condition of the Company.

          4.7 Consents. The Company shall have obtained all consents, approvals or waivers from Governmental Authorities and third Persons necessary for the execution, delivery and performance of this Agreement, the other Purchase Documents and the transactions contemplated hereby and thereby, all without material cost or other adverse consequences to the Company. Without limiting the generality of the foregoing, if applicable, each of the Company's existing stockholders shall have waived any preemptive right or right of first offer any such stockholder may have to purchase any of the Securities.

          4.8 No Litigation. There shall not be any Action of or before any Governmental Authority or other Person pending or threatened with respect to this Agreement, the other Purchase Documents or the transactions contemplated hereby or thereby or which might materially adversely affect the Condition of the Company.

          4.9 Opinion of Counsel. The Investor shall have received from Hopkins & Sutter an opinion dated as of the Closing, in the form attached hereto as EXHIBIT A.

          4.10 Compliance Certificate. The Investor shall have received a certificate dated as of the day of the Closing executed by the President of the Company certifying that the conditions specified in this SECTION 4 have been fulfilled.

          4.11 Related Documents. The Purchase Documents shall have been executed and delivered by each of the parties thereto and be in full force and effect.

          4.12 Due Diligence. The Investor shall have completed its business, financial and legal due diligence to its satisfaction, in its sole and unreviewable judgment.

          4.13 Financing. The Investor shall have consummated on or before the Closing Date a financing on such terms, subject to such conditions and in such amount as are acceptable to the Investor, in its sole discretion.

          4.14 Voting Agreement. The Investor, the Company and the holders of at least 5,000,000 of the outstanding common shares of the Company have entered into a voting agreement (the "VOTING AGREEMENT"), substantially in the form attached as EXHIBIT B.

          4.15 Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Investor and its counsel, in all material respects, and the Investor shall have received all such counterpart originals or certified or other copies of such documents as the Investor may reasonably request.

          If at the Closing the Company fails to tender to the Investor the documents specified herein which are required to be delivered to the Investor at the Closing or if at the Closing any of the conditions specified in this SECTION 4 shall not have been fulfilled to the Investor's reasonable satisfaction, the Investor shall, at its election, be relieved of all further obligations under this Agreement.

     5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

          5.1 Representations and Warranties. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date.

          5.2 Payment of Purchase Price. The Investor shall have delivered to the Company the Investment Amount.

          5.3 No Litigation. There shall not be any Action of or before any Governmental Authority or other Person pending or threatened with respect to this Agreement or the transactions contemplated hereby.

          5.4 Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and its counsel, and the

Company shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

          If at the Closing the Investor fails to tender to the Company the payment or documents specified herein which are required to be delivered to the Company at the Closing or if at the Closing any of the conditions specified in this SECTION 5 shall not have been fulfilled to the Company's reasonable satisfaction, the Company shall, at its election, be relieved of all further obligations to the Investor under this Agreement.

     6. CERTAIN POST-CLOSING COVENANTS OF THE COMPANY. The Company covenants and agrees with the Investor as follows:

          6.1 Voting Agreement. If not delivered at the Closing, the Company shall enter into and deliver the Voting Agreement to the Investor within thirty
(30) days after the Closing.

          6.2 Annual Meetings. The Company will hold an annual meeting of all shareholders at which information with respect to its business will be furnished and discussed.

          6.3 Information. The Investor and its assignees shall be entitled to receive, and the Company agrees to provide to the Investor and its assignees, the following:

          (a)   Financial and Related Data.

          (i) If not timely filed with the SEC, as soon as available, but in any event not later than forty-five (45) days after the end of each fiscal quarter, the unaudited balance sheet as at the end of such quarter of the Company and the related unaudited statements of operations, stockholders' equity and cash flows of such quarter and for the elapsed period of such fiscal year, all in reasonable detail and stating in comparative form the figures as of the end of and for the comparable period of the preceding fiscal year and budgeted figures for the period. All such financial statements shall be complete and correct in all material respects subject to year-end adjustments, and shall be accompanied by a certificate of the President or chief financial officer of the Company to such effect.

          (ii) If not timely filed with the SEC, as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, the audited balance sheet of the Company as at the end of such fiscal year and the related audited statements of operations, stockholders' equity and cash flows of the Company for such fiscal year, all in reasonable detail and stating in comparative form the figures as at the end of and for the previous fiscal year and budgeted figures for the fiscal year, accompanied by an opinion of an accounting firm of nationally recognized standing selected by the Company with respect to such financial statements, which opinion shall state that such accounting firm's audit was conducted in accordance with generally accepted auditing standards and, accordingly, included such tests of accounting records and such other auditing procedures as were considered necessary under the circumstances and which opinion shall not be subject to any qualification resulting from a limit on the scope of the examination of the financial statements or the underlying data or which could be eliminated by changes in the financial statements or the notes thereto or by the creation of or increase in a reserve or a decreased carrying value of assets. All such financial statements shall be complete and correct in all material respects and prepared in reasonable detail and in accordance with GAAP applied, except as stated therein, on a consistent basis throughout the periods reflected therein.

          (iii) As soon as available, but in any event not later than 30 days following the end of each fiscal year of the Company, the financial plan and business plan of the Company for the next succeeding fiscal year, including but not limited to cash flow and balance sheet projections and operating budget, calculated monthly, and any updates or revisions as soon as available.

          (iv) If not timely filed with the SEC, promptly, but in any event within ten (10) days, after any distribution to its stockholders generally or to specific stockholders by agreement, to its directors, to prospective investors or to the financial community of an annual report, proxy statement, registration statement or other similar report or communication, a copy of each such report, proxy statement, registration statement or other similar report or communication; and promptly, but in any event within ten (10) days after any filing with the Securities and Exchange Commission or with any national securities exchange or with the National Association of Securities Dealers, Inc., of any publicly available annual or periodic or special report or proxy statement or registration statement, a copy of such report or statement; and promptly, but in any event within two (2) business days, after released, copies of all press releases and other statements made available generally by the Company to the public concerning material developments.

          (v) From time to time, and promptly, such additional information and financial data regarding results of operations, financial condition, business, affairs or prospects of the Company, which the Investor may reasonably request.

                (b) Access to Properties. The Company shall permit representatives designated by the Investor, upon reasonable prior notice to the Company, to visit and inspect each of the Company's properties, to examine its respective corporate and financial records (and make copies thereof or extracts therefrom), to discuss its respective affairs, finances and accounts with the Company's directors and officers, and, through the President or chief financial officer of the Company's, as the case may be, its key employees and accountants, all at such reasonable times as may be requested by the Investor.

          6.4 Exemption from Investment Company Act. The Company shall conduct its business so that it shall not become an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          6.5 Accounting and Reserves. The Company shall maintain a standard and uniform system of accounting and shall keep proper books and records and accounts in which full, true and correct entries shall be made of its transactions, all in accordance with GAAP applied on a consistent basis through all periods, and shall set aside on such books for each fiscal year all such proper reserves for depreciation, obsolescence, amortization, bad debts and other purposes in connection with its operations as are required by such principles so applied.

          6.6 Transactions with Affiliates. Except for arrangements for development research involving aggregate amounts less than $50,000, the Company shall not, directly or indirectly, enter into any transaction or agreement with any stockholder of the Company or any Affiliate of the Company, unless the transaction or agreement is (i) reviewed and approved by a majority of Disinterested Directors (as defined below) and (ii) on terms no less favorable to the Company than those obtainable from a non-Affiliated Person. A "DISINTERESTED DIRECTOR" shall mean an individual who is not and who has not been an officer or employee of the Company and who is not a member of the family of, controlled by or under common control with, any such officer or employee.

          6.7   Additional Covenants.

                (a) The Company shall timely file all such SEC Documents required to be filed by it pursuant to the Exchange Act in order to permit sales under Rule 144 of the Securities Act.

                (b)  During any period in which the Company is not subject to
Section 13 or 15(d) of the Exchange Act, the Company shall make available information required to be provided by Rule 144A(d)(4), upon request.

                (c) Upon the request of the Investor and the certification of the Investor that it qualifies under Rule 144(k) of the Securities Act, the Company shall, without further requirement, remove all restrictive legends from the Investor's Securities, insofar as such restrictions relate to the transfer of such securities under the Securities Act.

          6.8 Issuance of Warrants. In the event that upon the six-month anniversary of the Closing Date (the "ANNIVERSARY DATE") the average of the closing prices of the Common Stock on the Nasdaq SmallCap Market (or such other quotation system or securities exchange upon which the Company's Common Stock is then traded) as reported by the Nasdaq Stock Market on the 10 consecutive trading days immediately preceding the Anniversary Date (the "ANNIVERSARY PRICE") is less than 1.5 times the Closing Price, the Company shall grant to the Investor five-year warrant (the "WARRANTS"), to purchase, at an exercise price equal to the Anniversary Price, such number of shares of the Common Stock as determined in accordance with the following formula:

W=(I/CP)x50%x((1.5 x CP)-AP)
             ---------------
               0.50 x CP

where:

W = the number of Warrants issuable pursuant to this SECTION 6.8.

I = the Investment Amount.

CP = the Closing Price.

AP = the Anniversary Price.

Notwithstanding the foregoing, the number of Warrants issuable pursuant to this
SECTION 6.8 shall not exceed 2,134,016. The Warrants shall be substantially in the form attached hereto as EXHIBIT C.

          6.9   Registration of Shares of Common Stock and the Warrant Shares.

                (a) The Company agrees to register the shares of Common Stock by filing a registration Statement on Form S-3 (or any successor form thereto) with respect to the Common Stock and to have such registration statement declared effective on or prior to the Anniversary Date. The Company shall cause such registration statement to remain effective for (5) years following the Anniversary Date unless the Investor informs the Company that it has liquidated its position.

                (b) The Company agrees to register the Warrant Shares by filing a registration statement on Form S-3 (or any successor form thereto) or, if permissible, by filing a post-effective amendment to the Form S-3 filed to register the shares of Conversion Stock, as soon as practicable after the Anniversary Date, but in no event later than sixty (60) days after the Anniversary Date, and using its best efforts to have such registration statement or post-effective amendment, as the case may be, become effective as soon as practicable, but in no event later than ninety (90) days after the Anniversary Date. The Company shall cause such registration statement to remain effective for five (5) years following the Anniversary Date unless the Investor informs the Company that it has liquidated its position.

                (c) In the event the Company fails to satisfy its obligations to the Investor under this SECTION 6.9, the Company shall be obligated to pay to the Investor liquidated damages in an amount equal to five percent (5%) per month (or any part thereof), compounded monthly, on the Investment Amount pursuant to Section 6.9(a) or on the amount determined by multiplying the number of Warrants issuable pursuant to Section 6.8 by the Anniversary Date pursuant to
Section 6.9(b), until such time the Company is no longer in breach of this
SECTION 6.9. Any payments due to the Investor pursuant to this SECTION 6.9(C) shall be made no later than the fifteenth (15th) day of the month following the month in which such liquidated damages were incurred.

     7.   MISCELLANEOUS.

          7.1 Hedging Activities. The Investor shall not engage in any hedging transactions (including short sales, put and call options, cashless collar transactions or other forms of derivative security transactions) with respect to the Common Stock that may have an impact on the market price of the Common Stock.

          7.2 Expenses. The Company shall pay all of the Investor's legal fees relating to the preparation of this Agreement and all documents related hereto.

          7.3 Publicity. Except as may be required by Law, or in connection with a public offering, the Company shall neither use the name of, nor make reference to, the Investor or any of its Affiliates in any press release or in any public manner without the Investor's prior written consent.

          7.4 Indemnification. The Company agrees to indemnify the Investor and each officer, director, employee, agent, partner, stockholder and Affiliate of the Investor (collectively, the "INDEMNIFIED PARTIES") for, and hold each Indemnified Party harmless from and against: (i) any and all damages, losses, claims and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement, and (ii) any and all out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of counsel for such Indemnified Parties (all of which expenses periodically shall be reimbursed as incurred), in each case, arising out of or suffered or incurred in connection with any of the following: (a) any misrepresentation or any breach of any warranty made by the Company herein or in any of the other Purchase Documents, (b) any breach or non-fulfillment of any covenant or agreement made by the Company herein or in any of the other Purchase Documents, and (c) any claim relating to or arising out of a violation of applicable federal or state securities laws by the Company in connection with the sale of the Securities by the Company to the Investor.

          7.5 Survival. All representations, warranties, covenants and agreements contained in or made pursuant to this Agreement or contained in any certificate delivered pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any party hereto, and shall survive the transfer and payment for the Securities and the consummation of the transactions contemplated hereby.

          7.6 Assignment. This Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, if any, except that neither this Agreement nor any rights or obligations hereunder shall be assigned or delegated by the Company without the prior written consent of the Investor. After the Closing, the Investor and its successors and assigns may, without the consent of the Company, assign this Agreement and/or any of the Investor's rights hereunder and under the other Purchase Documents (including, without limitation, any or all of the Securities), in whole or in part, to (i) any Affiliate of the Investor; (ii) any other transferee of at least 20% of the Securities acquired by the Investor; or (iii) in connection with an estate transfer, provided, however, that the Company shall not be required to permit such Assignment if such Assignment is in violation of federal securities regulations or relevant state "blue sky" laws.

          7.7 Amendment; Waiver. Any term, covenant, agreement or condition of this Agreement may be amended, and compliance therewith may be waived (either generally or in a particular circumstance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Company and by the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Investor and the Company.

          7.8 Applicable Law. The laws of the State of New Jersey shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law.

          7.9 Judicial Proceedings. Any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement or the rights or interests of the Investor or the Company or the breach or alleged breach of this Agreement, whether arising during or at or after the termination of this Agreement (each of the foregoing disputes, controversies and claims hereinafter referred to as an "AGREEMENT DISPUTE"), shall be brought only in a federal or state court located in the county, city and state of New Jersey, and each of the parties hereto (i) unconditionally accepts the exclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby and (ii) irrevocably waives any objection such party may now have or hereafter has as to the venue of any such proceeding brought in such a court or that such court is an inconvenient forum. Each of the parties hereto hereby waives trial by jury in any judicial proceeding to which they are parties involving an agreement dispute.

          7.10 Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given (x) on the date of delivery, if delivered personally or by telecopier, receipt confirmed, (y) on the second following business day, if delivered by a recognized overnight courier service, or (z) seven days after mailing, if sent by registered or certified, return receipt requested, postage prepaid, in each case, to the party to whom it is directed at the following address (or at such other address as any party hereto shall hereafter specify by notice in writing to the other parties hereto):

          (i)  If to the Company, to it at the following address:

               American Bio Medica Corporation
               122 Smith Road
               Kinderhook, New York 12106
               Attention:  President

          (ii) If to the Investor, to it at the following address:

               Seaside Partners, L.P.
               623 Ocean Avenue
               Sea Girt, New Jersey 08750
               Attention: Managing Director

               with a copy to:

               Buchanan Ingersoll Professional Corporation
               650 College Road East
               Princeton, New Jersey 08540
               Attention: David J. Sorin, Esq.
               Telephone:  (609) 987-6800
               Telecopier:  (609) 520-0360

          7.11 Integration. This Agreement and the documents referred to herein or delivered pursuant hereto or pursuant to such documents, including all exhibits and schedules, contain the entire understanding of the parties with respect to their subject matter and supersede all prior agreements and understandings between the parties with respect to their subject matter.

          7.12 Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          7.13 Descriptive Headings. The section and other headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. Unless otherwise stated, all references herein to "sections" shall be deemed to be references to sections or subsections, as appropriate, of this Agreement.

          7.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                 AMERICAN BIO MEDICA CORPORATION


                                 By:
                                     ----------------------------------------
                                     Name:  Stan Cipkowski
                                     Title:  President and CEO


                                 SEASIDE PARTNERS, L.P.



                                 By:
                                     ----------------------------------------
                                     Name: William J. Ritger
                                     Title:   Managing Director